Exhibit 5.01

November 1, 2016

Proofpoint Inc.
892 Ross Drive
Sunnyvale, CA  94089

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 to be filed by Proofpoint, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about November 1, 2016 (the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 91,162 shares (the “Shares”) of the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”), subject to issuance by the Company upon the exercise of options granted under the Global Share Incentive Plan (2014) (the “2014 Target Plan”) of FireLayers Ltd., a company organized under the laws of Israel (“FireLayers”) and the settlement of restricted stock unit awards granted under the FireLayers 2016 Equity Incentive Plan (the “2016 Target Plan” and together with the 2014 Target Plan, the “Target Plans”), and assumed by the Company in accordance with the terms of a Share Purchase Agreement dated as of October 19, 2016, by and among the Company, Knaanon Ltd., a company organized under the laws of Israel, FireLayers, the Company Shareholders (as defined therein) and Shareholder Representative Services LLC, as the shareholders’ agent (the “Purchase Agreement”). At your request we are providing this letter, to express our opinion on the matters set forth in the numbered paragraphs below.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinions set forth herein, which included examination of the documents described on Exhibit A attached hereto (which is incorporated in this letter by reference). Capitalized terms used but not defined in the body of this letter have the meanings given to such terms on Exhibit A hereto In giving the opinions contained in this letter, we have assumed the current accuracy of the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Opinion Certificate. Further, to the extent that the Company issues any uncertificated capital stock, we have assumed that any issued Shares will not be reissued by the Company in uncertificated form until any previously issued stock certificate representing such issued Shares has been surrendered to the Company in accordance with Section 158 of the Delaware General Corporation Law and that the Company will properly register any transfer of the Shares from certificated to uncertificated form to the holders of such Shares on the Company’s record of uncertificated securities.

We render this opinion only with respect to, and we express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the State of California and the existing Delaware General Corporation Law (“DGCL”). We express no opinion with respect to any other laws or with respect to the “blue sky” securities laws of any state.

In our examination of documents for purposes of this opinion, we have relied on the accuracy of representations to us by officers of the Company with respect to, and express no opinion as to, the genuineness of all signatures on original documents by the Company and we have assumed and express no opinion as to, the genuineness of all signatures on original documents by any parties other than the Company. We have also assumed the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, and the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us. We have also assumed that there has been no amendment to, or revocation of, any corporate proceedings of the Board of Directors, Compensation Committee of the Board or stockholders of the Company referenced in this letter or in Exhibit A hereto.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied upon the Good Standing Certificate and representations made to us by the Company, including those set forth in the Opinion Certificate.

In connection with our opinion expressed in paragraph (2) below, we have assumed that (i) at or prior to the time of the delivery of any Shares, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, the registration will apply to all the Shares and will not have been modified or rescinded and (ii) the absence of any future amendment to the Company’s Amended and Restated Certificate of Incorporation that would make the Common Stock assessable.

Based upon, and subject to, the foregoing, it is our opinion that:

1.                                      The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware; and

2.                                      The 91,162 Shares of Common Stock that may be issued and sold by the Company upon the exercise of options or settlement of awards granted under the applicable Target Plan and assumed by the Company in accordance with the terms of the Purchase Agreement, when issued, sold and delivered by the Company in accordance with the applicable Target Plan and the Plan Agreement and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, will be validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, is based solely on our understanding of facts in existence as of such date and does not address any potential changes in facts, circumstance or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Sincerely,

FENWICK & WEST LLP

/s/ Fenwick & West LLP

EXHIBIT A

To Legal Opinion Regarding S-8 Registration Statement of

Proofpoint, Inc., a Delaware corporation (the “Company”)

Certain Reviewed Documents

Capitalized terms used but not defined in this Exhibit A have the meanings defined for such terms in the opinion letter to which this Exhibit A is attached.

1.              Copies of the Amended and Restated Certificate of Incorporation of the Company filed with the Delaware Secretary of State on April 25, 2012 and certified by the Delaware Secretary of State on November 1, 2016 (the “Charter”).

2.              The Company’s Amended and Restated Bylaws, which have been certified to us by the Company in the Opinion Certificate to be currently in effect and unmodified as of the date hereof (the “Bylaws” and collectively with the Charter, the “Charter Documents”).

3.              The Registration Statement.

4.              The prospectus prepared for use pursuant to the Registration Statement (the “Prospectuses”).

5.              An Opinion Certificate of the Company addressed to us and dated the date of this letter containing certain factual representations (the “Opinion Certificate”).

6.              A report by the Company, set forth in Annex I of the Opinion Certificate, of (i) the issued and outstanding options, warrants and rights to purchase or otherwise acquire from the Company capital stock of the Company (including a list of outstanding options, restricted stock units, warrants and any other rights to purchase or acquire shares of the Company’s capital stock from the Company) as of the Certificate Date, and (ii) any additional shares of capital stock reserved for future issuance in connection with the Target Plan and all other plans, agreements or rights to acquire capital stock of the Company as of the Certificate Date.

7.              A Certificate of Good Standing dated November 1, 2016 issued by the Delaware Secretary of State stating that the Company is duly incorporated, in good standing and has a legal corporate existence as of such date (the “Good Standing Certificate”).

8.              The Target Plans and the related form of agreement used by the Company under the Target Plans which have been filed as exhibits to the Registration Statement (the “Plan Agreements”).

9.              Copies of corporate proceedings of the Company’s Board of Directors (the “Board”), the Compensation Committee of the Board or the Company’s stockholders relating to approval of the Charter Documents, the Target Plans, the Plan Agreements, the filing of the Registration Statement, the reservation of the Shares for sale and issuance pursuant to the Target Plans, and the sale and issuance of the Shares pursuant to, the Target Plans.